Exhibit 99.2

IMMEDIATE RELEASE

February 29, 2016

Snyder’s-Lance Announces Full Year 2015 Results

Charlotte, NC, - February 29, 2016 – Snyder’s-Lance, Inc. (NASDAQ: LNCE) today announced Full Year, 2015 results. Preliminary unaudited results were previously announced in a press release and conference call on January 27, 2016. Given that the final results did not vary from this preliminary release, management will not hold a call to discuss results for full year 2015.

Full Year Financial Summary

•	Net revenue for the full year 2015 was $1.66 billion, an increase of 2.2% compared to full year 2014 net revenue of $1.62 billion and an increase of 4.1% excluding the impact of the additional 53rd week in 2014. The additional week in 2014 was $30.4 million in net revenue.
•	Net income excluding special items for the full year 2015 was $71.9 million, or $1.01 per diluted share, as compared to net income excluding special items of $65.2 million for the full year 2014, or $0.92 per diluted share.
•	GAAP net income, which includes special items, for the full year 2015, was $50.7 million, or $0.71 per diluted share, as compared to GAAP net income of $59.3 million for the full year 2014, or $0.84 per diluted share.
•	Special items for the full year 2015 included after-tax expenses of $21.3 million primarily associated with legal fees and accruals for expected settlements of certain litigation, impairment charges and transaction-related expenses associated with the Diamond Foods acquisition. Special items for the full year 2014 included an after-tax gain on the revaluation of our prior equity investment in Late July of $9.8 million which was more than offset by after-tax expenses of $15.7 million primarily associated with impairment charges, restructuring charges and professional fees.

Diamond Foods Acquisition and Estimates for 2016

Earlier today, Snyder’s-Lance also announced the completion of the acquisition of Diamond Foods, Inc., an industry leading snack foods company. Given that the transaction closed today, Snyder’s-Lance cannot provide consolidated estimates for 2016 at this time. Snyder’s-Lance expects to provide full year 2016 estimates of net revenue, EPS and capital spending for the combined company during its first quarter 2016 earnings call, anticipated to be held in early May.

About Snyder’s-Lance, Inc.

Snyder’s-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder’s-Lance’s products include pretzels, sandwich crackers, pretzel crackers, potato chips, popcorn, cookies, tortilla chips, restaurant style crackers, nuts and other snacks. Snyder’s-Lance has manufacturing facilities in North Carolina, Pennsylvania, Indiana, Georgia, Arizona, Massachusetts, Florida, Ohio, California, Oregon, Wisconsin and the United Kingdom. Products are sold under the Snyder’s of Hanover®, Lance®, Cape Cod®, Snack Factory® Pretzel Crisps®, Late July®, Kettle Brand®, KETTLE®, Pop Secret®, Emerald®, Diamond of California®, and other brand names along with a number of third party brands. Products are distributed internationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. LNCE-E

Cautionary Information about Forward Looking Statements

This press release contains statements which may be forward looking within the meaning of applicable securities laws. The statements include projections regarding future revenues, earnings and other results which are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ include general economic conditions or an economic turndown; volatility in the price or availability of inputs, including raw materials, packaging, energy and labor; price competition and industry consolidation; changes in our top retail customer relationships; inability to maintain profitability in the face of a consolidating retail environment; failure to successfully integrate acquisitions or execute divestitures; loss of key personnel; failure to execute and accomplish our strategy; concerns with the safety and quality of certain food products or ingredients; adulterated, misbranded or mislabeled products or product recalls; disruption of our supply chain; inadequacies in, or security breaches of, our information technology systems; improper use of social media; changes in consumer preferences and tastes or inability to innovate or market our products effectively; reliance on distribution through a significant number of independent business owners; protection of our trademarks and other intellectual property rights; impairment in the carrying value of goodwill or other intangible assets; new regulations or legislation; interest rate volatility, and the interests of a few individuals who control a significant portion of our outstanding shares of common stock may conflict with those of other stockholders, which have been discussed in greater detail in our most recent Form 10-K and other reports filed with the Securities and Exchange Commission.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)

For the Quarters and Years Ended January 2, 2016 and January 3, 2015

	Quarter Ended		Year Ended
(in thousands, except per share data)	January 2, 2016	January 3, 2015	January 2, 2016	January 3, 2015
Net revenue	$405,857	$439,000	$1,656,399	$1,620,920
Cost of sales	259,899	281,833	1,077,110	1,042,458
Gross margin	145,958	157,167	579,289	578,462

Selling, general and administrative	116,408	124,497	472,236	478,532
Settlements of certain litigation	—	—	5,675	—
Impairment charges	11,997	5,544	11,997	13,047
(Gain)/loss on sale of route businesses, net	(545)	329	(1,913)	(1,109)
Gain on the revaluation of prior equity investment	—	(16,608)	—	(16,608)
Other expense/(income), net	1,569	(892)	838	(250)
Income before interest and income taxes	16,529	44,297	90,456	104,850

Interest expense, net	2,864	2,857	10,853	13,342
Income before income taxes	13,665	41,440	79,603	91,508

Income tax expense	6,652	14,572	28,885	32,291
Income from continuing operations	7,013	26,868	50,718	59,217
(Loss)/income from discontinued operations, net of income tax	—	(626)	—	133,316
Net income	7,013	26,242	50,718	192,533
Net (loss)/income attributable to noncontrolling interests	(30)	(90)	33	(58)
Net income attributable to Snyder’s-Lance, Inc.	$7,043	$26,332	$50,685	$192,591

Amounts attributable to Snyder’s-Lance, Inc.:
Continuing operations	$7,043	$26,958	$50,685	$59,275
Discontinued operations	—	(626)	—	133,316
Net income attributable to Snyder’s-Lance, Inc.	$7,043	$26,332	$50,685	$192,591

Basic earnings per share:
Continuing operations	$0.10	$0.38	$0.72	$0.84
Discontinued operations	—	(0.01)	—	1.90
Total basic earnings per share	$0.10	$0.37	$0.72	$2.74

Diluted earnings per share:
Continuing operations	$0.10	$0.38	$0.71	$0.84
Discontinued operations	—	(0.01)	—	1.88
Total diluted earnings per share	$0.10	$0.37	$0.71	$2.72

Cash dividends declared per share	$0.16	$0.16	$0.64	$0.64

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets (Unaudited)

As of January 2, 2016 and January 3, 2015

(in thousands, except share data)	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$39,105	$35,373
Restricted cash	966	966
Accounts receivable, net of allowances of $917 and $1,778, respectively	131,339	126,093
Inventories	110,994	116,236
Prepaid income taxes and income taxes receivable	2,321	4,175
Assets held for sale	15,678	11,007
Prepaid expenses and other current assets	21,210	22,112
Total current assets	321,613	315,962

Noncurrent assets:
Fixed assets, net	401,465	423,612
Goodwill	539,119	541,539
Other intangible assets, net	528,658	545,212
Other noncurrent assets	27,403	23,874
Total assets	$1,818,258	$1,850,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$8,541	$8,561
Accounts payable	54,207	57,407
Accrued compensation	26,196	33,154
Accrued casualty insurance claims	4,262	4,320
Accrued marketing, selling and promotional costs	18,806	15,889
Other payables and accrued liabilities	32,248	21,595
Total current liabilities	144,260	140,926

Noncurrent liabilities:
Long-term debt	379,855	438,376
Deferred income taxes, net	157,591	155,404
Accrued casualty insurance claims	11,931	13,755
Other noncurrent liabilities	17,034	15,030
Total liabilities	710,671	763,491

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.83 1/3 par value. 110,000,000 shares authorized; 70,968,054 and 70,406,086 shares outstanding, respectively	59,138	58,669
Preferred stock, $1.00 par value. Authorized 5,000,000 shares; no shares outstanding	—	—
Additional paid-in capital	791,428	776,930
Retained earnings	238,314	232,812
Accumulated other comprehensive loss	(630)	(1,007)
Total Snyder’s-Lance, Inc. stockholders’ equity	1,088,250	1,067,404
Noncontrolling interests	19,337	19,304
Total stockholders’ equity	1,107,587	1,086,708
Total liabilities and stockholders’ equity	$1,818,258	$1,850,199

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

For the Fiscal Years Ended January 2, 2016, January 3, 2015 and December 28, 2013

(in thousands)	2015	2014	2013
Operating activities:
Net income	$50,718	$192,533	$79,084
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	70,379	65,164	59,631
Stock-based compensation expense	5,616	6,529	5,944
Loss/(gain) on sale of fixed assets, net	420	1,304	(2,640)
Gain on sale of Private Brands, excluding transaction costs	—	(229,322)	—
Gain on the purchase of additional interest in Late July	—	(16,608)	—
Gain on sale of route businesses, net	(1,913)	(1,109)	(2,590)
Impairment charges	11,997	13,047	1,900
Derecognition of cumulative translation adjustment	737	—	—
Deferred income taxes	2,433	(19,499)	10,360
Provision for doubtful accounts	1,104	1,600	1,828
Changes in operating assets and liabilities, excluding business acquisitions and disposals:
Accounts receivable	(6,349)	1,368	(5,266)
Inventory	5,242	(7,131)	4,461
Other current assets	2,463	5,972	(3,083)
Accounts payable	(2,468)	3,135	1,893
Other accrued liabilities	6,970	(149)	(6,960)
Other noncurrent assets	709	3,741	1,830
Other noncurrent liabilities	(1,904)	(7,550)	(5,656)
Net cash provided by operating activities	146,154	13,025	140,736

Investing activities:
Purchases of fixed assets	(51,468)	(72,056)	(74,579)
Purchases of route businesses	(22,568)	(21,359)	(29,692)
Proceeds from sale of fixed assets	1,776	2,122	9,448
Proceeds from sale of route businesses	27,408	22,400	30,745
Proceeds from sale of investments	826	—	2,298
Proceeds from sale of Private Brands	—	430,017	—
Business acquisitions, net of cash acquired	—	(262,323)	(3,131)
Changes in restricted cash	—	234	—
Net cash (used in)/provided by investing activities	(44,026)	99,035	(64,911)

Financing activities:
Dividends paid to stockholders	(45,183)	(44,925)	(44,892)
Acquisition of remaining interest in Patriot Snacks Real Estate, LLC	—	(150)	—
Debt issuance costs	(5,065)	(1,854)	—
Issuances of common stock	7,862	6,816	9,776
Excess tax benefits from stock-based compensation	2,326	1,051	1,500
Repurchases of common stock	(836)	(1,331)	(770)
Repayments of long-term debt	(7,500)	(15,374)	(20,508)
Net repayments of existing credit facilities	(50,000)	(35,000)	(16,127)
Net cash used in financing activities	(98,396)	(90,767)	(71,021)

Increase in cash and cash equivalents	3,732	21,293	4,804
Cash and cash equivalents at beginning of fiscal year	35,373	14,080	9,276
Cash and cash equivalents at end of fiscal year	$39,105	$35,373	$14,080

Non-cash financing activities:
Acquisition of remaining interest in Michaud Distributors	$—	$—	$10,150

Supplemental information:
Cash paid for income taxes, net of refunds of $2,608, $381, and $151, respectively	$23,068	$160,906	$39,313
Cash paid for interest	$11,523	$13,798	$15,131

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures (Unaudited)

For the Years Ended January 2, 2016 and January 3, 2015

(in thousands, except per share data)	Net of Tax	Per Diluted Share
Year Ended January 2, 2016
Net income attributable to Snyder’s-Lance, Inc.	$50,685	$0.710

Impairment charges	7,840	0.110
Severance and relocation charges	1,011	0.014
Settlements and legal fees associated with certain litigation	4,784	0.067
Professional fees	305	0.004
Transaction-related expenses	6,442	0.090
Self-funded medical insurance claim	546	0.008
Recovery expenses for power outage and flood	328	0.005

Net income attributable to Snyder’s-Lance, Inc., excluding special items	$71,941	$1.008

Year Ended January 3, 2015
Income from continuing operations	$59,275	$0.836

Gain on the revaluation of prior equity investment	(9,799)	(0.138)
Impairment charges	8,555	0.121
Restructuring charges	2,297	0.032
Professional fees	2,211	0.031
Self-funded medical insurance claim	564	0.008
Deferred tax revaluation	2,062	0.029

Income from continuing operations, excluding special items	$65,165	$0.919

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Net Revenue (Unaudited)

For the Year Ended January 3, 2015

(in thousands, except per share data)	Net Revenue
Year Ended January 3, 2015
Net revenue	$1,620,920
Estimated 53rd week	(30,400)

Total net revenue excluding estimated 53rd week	$1,590,520